United Realty Trust Incorporated 8-K

Exhibit 99.1

Media Contact:

Greg Menken

gmenken@beckermanpr.com

201-465-8017

FOR IMMEDIATE RELEASE

United Realty Trust Acquires 90,000-Rentable-Square-Foot

Medical Headquarters in Cherry Hill, NJ

New York – December 22, 2014 – On December 16, 2014, United Realty Trust Incorporated (“URTI”), an SEC-registered public non-traded REIT led by Jacob Frydman, acquired 7 Carnegie Plaza in Cherry Hill, New Jersey, a stabilized triple-net leased medical headquarters building. United Realty Trust paid $9.3 million for the 90,000- rentable-square-foot property, obtaining a first mortgage loan in the amount of $5.5 million and a mezzanine loan in the amount of $1.8 million.

The one-story headquarters building, built in 1988 and renovated in 2004 and 2009, is located off the New Jersey Turnpike twelve miles from downtown Philadelphia. The property was purchased from FRS Carnegie Plaza. L.L.C.

The property is currently 100 percent leased to Fox Rehabilitation Services, P.C., a private provider of physical, occupational and speech therapy services.

“We believe this property fits the investment profile for the income silo of URTI’s dual strategy,” said Jacob Frydman, CEO and Chairman of URTI. “Today’s market has high demand and generally limited supply for single-tenant buildings of this size, and we believe we acquired the property at a favorable price relative to development cost.  The property’s value should be further enhanced by its good visibility, easy access, ample parking and location near downtown Philadelphia.”

Founded in 1998, Fox Rehabilitation Services has grown to offer services to patients throughout the Northeast and Mid Atlantic states. The company has been recognized for excellence by numerous professional journals and organizations, including “Top Five Private Practice” in the nation by ADVANCE Magazine.

“United Realty is thrilled to partner with Fox Rehabilitation, a well-established and expanding company that provides important rehab services to a growing demographic,” added Frydman. “Properties such as 7 Carnegie Plaza are in demand and we believe we can unlock additional value from this property.”

The 17.4 acre property provides infrastructure for more than 700 employees and includes 559 onsite outdoor parking spaces.

About The United Realty Group of Companies

United Realty Advisors LP (“United Realty”), established by veteran real estate investor Jacob Frydman, is the advisor to United Realty Trust Incorporated, an SEC-registered non-traded real estate investment trust (“REIT”).

United Realty Trust Incorporated, The Dual Strategy REIT, executes a dual investment strategy which seeks to generate both stable cash distributions and growth through the acquisition of stabilized, cash flowing real estate as well as value added and opportunistic assets.

United Realty strives to develop innovative, best-in-class real estate financial services products. Through its United Realty Securities affiliate, United Realty distributes its products through a national sales team dedicated to the independent broker-dealer community and RIAs across the country.

Important Notice

The statements in this release include forward-looking statements regarding the intent, belief or current expectations of URTI and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors sections of the most recent annual report on Form 10-K and quarterly report on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and URTI undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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